               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               COVISTA COMMUNICATIONS, INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          COVISTA COMMUNICATIONS, INC.
                                  721 Broad St.
                              Chattanooga, TN 37402

                    Notice of Annual Meeting of Shareholders
                         To Be Held on December 16, 2003

To Covista Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Covista Communications, Inc. (the "Company") to be held on Tuesday, December 16, 2003, at the Company's offices at 721 Broad St., Chattanooga, Tennessee, at 10:00am, Eastern Time, to consider and act upon the following matters:

     (1) The election of eight directors to serve for a term of one year and until their successors are elected and qualified:

     (2) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004; and

     (3) The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.


         Only Covista shareholders of record at the close of business on November 10, 2003 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

         Your vote is important. Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope. Your proxy may be revoked at any time before it is voted. If your shares are not registered in your own name, you will need additional documentation from the record holder in order to vote personally at the Meeting.

                                        By order of the Board of Directors

                                        Thomas P. Gunning
                                        Secretary

Chattanooga, Tennessee
November 13, 2003

                          COVISTA COMMUNICATIONS, INC.

                          ----------------------------

                                 PROXY STATEMENT

                                  ------------

                       2003 ANNUAL MEETING OF SHAREHOLDERS

                                December 16, 2003

         The proxy accompanying this Proxy Statement is solicited by the Management of Covista Communications, Inc. (the "Company" or "Covista"). All proxies in the accompanying form which are properly executed and returned will be voted in accordance with the shareholders' instructions at the 2003 Annual Meeting of Shareholders (the "Meeting"), to be held on Tuesday, December 16, 2003, at 10:00 A.M., Eastern Time, at the Company's office at 721 Broad St., Chattanooga, TN 37402 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         A proxy may be revoked at any time before it is voted at the Meeting by filing with the Secretary of the Company, notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted in accordance with Management's recommendations set forth herein. The persons named as proxies intend to vote in accordance with their discretion on any matter which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

         This Proxy Statement is first being mailed to shareholders on or about November 13, 2003.

                            MATTERS TO BE ACTED UPON
                            ------------------------

         The following matters are to be considered and acted upon at the
Meeting:

     1. The election of eight directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

     2. Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

                   SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                   ------------------------------------------
                            CERTAIN BENEFICIAL OWNERS
                            -------------------------

         Only holders of record of the Company's Common Stock par value $.05 per share (the "Common Stock") at the close of business on November 10, 2003 will be entitled to vote at the Meeting. On that date, 17,806,425 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock is entitled to one vote at the Meeting.

Ownership of Certain Beneficial Owners
--------------------------------------

         Set forth below is certain information concerning persons who were known by the Company to own beneficially or of record more than 5% of the issued and outstanding shares of Common Stock of the Company as of October 14, 2003.

Name and Address                         Number of Shares                     Percentage
of Beneficial Owner                           Owned (1)                       of Class (2)
-------------------                           ---------                       ------------
Kevin A. Alward                             1,480,779(3)                         8.2%
182 Powell Road
Allendale, NJ 07401

Donald A. Burns                             1,856,554                            10.4%
1021 North Ocean Boulevard
Palm Beach, FL 33480

Warren Feldman                              1,119,578(4)                         6.3%
45A Samworth Road
Clifton, NJ 07012

Henry G. Luken, III                         8,870,566(5)                         49.3%
900 Fairway Lane
Soddy Daisy, TN 37379

W. Thorpe McKenzie                          1,088,227(6)                         6.1%
735 Broad Street
Chattanooga, TN 37402

(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Common Stock, subject to options that are currently exercisable or exercisable within 60 days of October 14, 2003 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Based on 17,806,425 shares outstanding.

(3) Includes 250,000 shares of Common Stock issuable to Mr. Alward under currently exercisable options. Also includes 186,516 shares of Common Stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership.

(4) Includes 300,000 shares of Common Stock owned by The Warren H. Feldman Family L.L.C., as to which shares Mr. Feldman disclaims beneficial ownership.

(5) Includes 60,800 shares of Common Stock owned by trusts of which Mr. Luken's children are beneficiaries.

(6) Includes 1,948 shares owned by Pointer Management Company of which Mr. McKenzie is Managing Director.

Security Ownership of Management
--------------------------------

         The following table sets forth as of October 14, 2003, information concerning the beneficial ownership of Covista Common Stock by each director, each nominee for election as a director, and each Named Executive, and for all directors and executive officers as a group:

Name of Beneficial                                                                 Amount and Nature of      Percentage of
Owner                                                                            Beneficial Ownership (1)      Class (2)
-----                                                                            ------------------------      ---------
Kevin A. Alward.............................................................          1,480,779 (3)              8.0%
Leon Genet..................................................................             41,120                    *
Thomas P. Gunning...........................................................             62,300 (4)                *
Donald Jones................................................................             11,000                    *
A. John Leach, Jr...........................................................            444,000 (5)              2.4%
Henry G. Luken, III.........................................................          8,870,566                  47.9%
W. Thorpe McKenzie..........................................................          1,088,227 (7)              5.9%
Nicholas Merrick............................................................                100                    *
Jay J. Miller...............................................................             35,400 (8)                *
Frank Pazera................................................................             17,617 (9)                *
All directors, director nominees and executive officers as a group
     (10 persons)...........................................................         11,931,109                  64.7%
     *Less than one percent.


(1) Except as otherwise set forth in the footnotes to this table, all shares are beneficially owned and sole investment and voting power is held by the persons named above, to the best of Covista's knowledge. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of October 14, 2003, are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)  Based on 17,806,425 shares outstanding

(3) Includes 250,000 shares of Common Stock issuable to Mr. Alward under currently exercisable options. Also includes 186,516 shares of Common Stock owned by trusts of which Mr. Alward's minor children are beneficiaries, as to which Mr. Alward disclaims beneficial ownership.

(4) Includes 37,000 shares of Common Stock issuable to Mr. Gunning under currently exercisable options. Does not include 25,400 shares held by Mr. Gunning's wife as to which he disclaims beneficial ownership.

(5) Includes 288,000 shares of Common Stock issuable to Mr. Leach under currently exercisable options.

(6) Includes 60,800 shares of Common Stock owned by trusts of which Mr. Luken's children are beneficiaries.

(7) Includes 1,948 shares owned by Pointer Management Company of which Mr. McKenzie is Managing Director.

(8) Includes 35,000 shares of Common Stock issuable to Mr. Miller under currently exercisable options.

(9) Includes 16,667 of Common Stock issuable to Mr. Pazera under currently exercisable options.

Changes in Control
------------------

         The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.

                              ELECTION OF DIRECTORS
                              ---------------------

THE COVISTA BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION AS DIRECTORS OF THE EIGHT NOMINEES NAMED HEREIN.

Required Shareholders' Vote
---------------------------

         Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock) the eight nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, shall be elected as directors.

Nominees
--------

         Covista's Board of Directors has fixed the number of directors to be elected at the Annual Meeting at eight. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. Stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors, as described under "Required Shareholders" vote above. The directors elected will hold office until the next Annual Meeting of Shareholders and their respective successors are duly elected and qualified. The nominees named below were nominated for election to the Board of Directors of Covista. The name, age, business experience and public directorships of each nominee are as set forth in the table (and accompanying nominee descriptions) below:

Name                                 Covista Office                                        Since    Age
----                                 --------------                                        -----    ---
Henry G. Luken, III...............   Chairman of the Board                                  1999     44
A. John Leach, Jr.................   President, Chief Executive Officer and Director        2000     40
Kevin A. Alward...................   Chief Operating Officer and Director                   2001     37
Leon Genet........................   Director                                               1996     72
Donald Jones......................   Director                                               2002     68
Nicholas Merrick..................   Director                                               2002     40
W. Thorpe McKenzie................   Director                                               2002     56
Jay J. Miller.....................   Director                                               1983     70

         Henry G. Luken, III was elected a director of Covista in February, 1999, and Chairman of the Board in February, 2001. Currently, he is President of Mont Lake Properties, Inc., a real estate development firm; a director of Equity Broadcasting Corp., a TV network; a director of ACNTV, a home shopping company selling through TV; and Managing Agent of Henry IV LLC, an aircraft sales company. A co-founder of Telco Communications Group Inc., he served as its Chief Executive Officer and Treasurer from July, 1993 to April, 1996, and as its Chairman from July, 1993 to October, 1997. Mr. Luken has also served as Chairman of Tel-Labs, Inc., a telecommunications billing firm, since 1991, and as Chairman of Telco Development Group, Inc., a computer systems firm owned by Mr. Luken, since 1987, both of which entities he founded.

         A. John Leach, Jr. was appointed President and Chief Executive Officer of Covista on May 18, 2000. He had been Senior Vice President of Sales at BTI Telecomm, Inc., from December, 1999 to May, 2000; and Senior Vice President of Teleglobe, Inc. from June, 1996 to December, 1999.

         Kevin A. Alward was appointed Chief Operating Officer of Covista on March 29, 2001 and was elected a director of Covista on July 17, 2001. He had previously served the Company as President and Chief Operating Officer from 1994 to 1998, when he left the company to become President of North America for Destia Communications, Inc. (formerly known as Econophone, Inc.) and its successor by merger, Viatel, Inc. In April, 2000, he co-founded Blink Data Corp., a telecommunications and data services provider headquartered in Northern New Jersey, where he was President and Chief Executive Officer until his return to Covista.

         Leon Genet has served as a director since October, 1996. For more than the past five years, he has been a partner in Genet Realty, a commercial and industrial real estate brokerage firm. He serves as a member of the National Commerce and Industry Board for the State of Israel Bonds Organization and is a stockholder, director and officer of LPJ Communications, Inc.

         Donald Jones was elected a director of Covista in February, 2002. He is currently retired from his position as Senior Vice President for Chapter Services of the American Red Cross, for which he worked since 1991. Prior to joining the Red Cross, Mr. Jones was Deputy Assistant Secretary of Defense for Military Manpower and Personnel Policy. Mr. Jones served in the United States Army for over 35 years and retired in 1991 with the permanent rank of Lieutenant General.

         W. Thorpe McKenzie was elected a director in December 2002. He is Managing Director of Pointer Management Company, Chattanooga, Tennessee, which he co-founded in 1990 to invest in hedge funds and similar types of partnerships utilizing a fund of funds approach. From 1982 until 1990, he was a private investor in New York City, and a director of several public and private companies. From 1980 until 1982, he was founding general partner of TIGER, a global hedge fund. From 1971 until 1980, he was Vice President of Kidder, Peabody, & Co., Inc. in New York. McKenzie is a graduate of the University of North Carolina in Chapel Hill, and the Wharton Graduate division of the University of Pennsylvania in Philadelphia. He is currently a director of Novestra AB, a publicly traded venture capital investment firm located in Stockholm, Sweden.

         Nicholas Merrick was elected a director of Covista in February, 2002. Since January 2002 he has been president of Mt. Vernon Investments, LLC, a private investment company. He served as Senior Vice President and Chief Financial Officer of Telergy, Inc., a high-speed fiber optic communications network company, from May, 2000 to July, 2001. Telergy filed Chapter 11 and later Chapter 7, in late 2001. Prior to joining Telergy, Mr. Merrick was Chief Executive Officer of Up2 Technologies, Inc. and Executive Vice President of Excel Communications, each of which is a subsidiary of Teleglobe, Inc. (global communications, e-business services), from 1998 until 2000. From 1996 to 1997, he was Vice President and Chief Financial Officer of Telco Communications Group, Inc., and from 1985 to 1996, he was Vice President of Corporate Finance at the Robinson-Humphrey Company, Inc. and Managing Director of R-H Capital Partners.

         Jay J. Miller, Esq. has served as a director since 1983. He has been a practicing attorney for more than 40 years in New York City. He is Chairman of the Board of AmTrust Pacific Ltd., a New Zealand real estate company, and is a director of AmTrust Financial Group, Inc., an insurance holding company, as well as its affiliated insurance companies.

         The Company's Board of Directors currently consists of eight persons, two of whom are members of management and six of whom are non-management directors. During the fiscal year ended January 31, 2003, the Board held five meetings, each of which was attended by all of the directors then serving.

         The Company's Board of Directors has Audit and Compensation Committees, but does not have a Nominating Committee or a committee performing a similar function. The Audit Committee currently consists of three non-management directors, Donald Jones, Nicholas Merrick and W. Thorpe McKenzie. The Committee reviews analyzes and may make recommendations to the Board of Directors with respect to the Company's financial statements and controls. The Committee has met and intends to meet from time to time with the Company's independent public accountants to monitor their activities. The Compensation Committee consists of Messrs. Henry

Luken and Jay J. Miller and is charged with reviewing and recommending the compensation and benefits payable to the Company's senior executives. Mr. A. John Leach is an ex-officio member of the Compensation Committee.

Audit Committee Report

The members of the committee are Nicholas Merrick, Chairman, Donald Jones and N. Thorpe McKenzie. Each member of the committee is independent under the current rules of The Nasdaq Stock Market, Inc. The committee operates under a written charter adopted by the Board of Directors. The committee's responsibilities are set forth in a written charter which is annexed as Exhibit A. The Board of Directors is reviewing the charter to determine any necessary amendments to comply with Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

The committee's responsibilities include oversight of the Company's independent auditors and internal auditors as well as oversight of management's conduct in the Company's financial reporting process. The committee also has sole authority over the selection of the Company's independent auditors. The committee requests shareholder authorization of its selection of Deloitte & Touche LLP.

The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The committee's responsibility is to monitor and review these processes. It is not the committee's duty or responsibility to conduct audits or accounting reviews or procedures. The committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements.

The committee has met and held discussions with management and independent auditors. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed with management and the independent auditors the disclosures made in "Management's Discussion and Analysis of Financial
Condition and Results of Operations," the consolidated financial statements, and the matters required to be discussed by Statement on Auditing Standards No.61, Communication with Audit Committees.

The Company's independent auditors also provided to the committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee discussed with the independent auditors that firm's independence.

The committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditor's independence.

Based on the committee's discussions with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the Board of Directors, the committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003 for filing with the Nasdaq Stock Market Inc.

This report has been furnished by the members of the Audit Committee:

Nicholas Merrick, Chairman
Donald Jones
W. Thorpe McKenzie

         Fees for all services provided by Deloitte & Touche LLP for fiscal year 2003 are as follows:

Audit Fees. Amounts billed by Deloitte & Touche LLP related to the 2003, audit of annual financial statements and reviews of quarterly financial statements filed in the report on Form 10-Q were approximately $314,900.

Financial Information Systems Design and Implementation Fees. No amounts were billed by Deloitte & Touche LLP in fiscal 2003 for financial information systems design and implementation services.

All Other Fees. Amounts billed by Deloitte & Touche LLP for all other professional services in fiscal 2003 were approximately $20,000.

         Executive Compensation
         ----------------------

The following table sets forth the compensation that Covista paid during the fiscal years ended January 31, 2003, 2002 and 2001 to its Chief Executive Officer and to each executive officer of Covista or person performing similar functions whose aggregate remuneration exceeded $100,000, during said fiscal years (the "Named Executives").

                           Summary Compensation Table

-------------------------------------------------------------------------------------------------------------
   NAME &            FISCAL YEAR      ANNUAL          ANNUAL        OTHER ANNUAL   COMPENSATION    ALL OTHER
  PRINCIPAL            ENDED       COMPENSATION    COMPENSATION     COMPENSATION      AWARDS     COMPENSATION
  POSITION           JANUARY 31     SALARY ($)       BONUS ($)          ($)         OPTIONS ($)       ($)
-------------------------------------------------------------------------------------------------------------
John Leach,             2003        $300,000         $150,000           $0             $0         $24,292  (3)
President & Chief       2002        $300,000        $400,000(2)         $0             $0          $5,250  (4)
Executive Officer(1)    2001        $210,000            $0              $0             $0         $15,346  (5)
-------------------------------------------------------------------------------------------------------------
Thomas P. Gunning,      2003        $155,000            $0              $0             $0         $11,320  (6)
Vice President,         2002        $155,000         $15,000            $0             $0         $11,085  (7)
Treasurer and           2001        $147,360            $0              $0             $0         $11,427  (8)
Secretary
-------------------------------------------------------------------------------------------------------------
Kevin Alward, Chief     2003        $250,000         $125,000           $0             $0          $9,638  (9)
Operating Officer       2002        $235,577         $104,167           $0             $0          $3,567 (10)
-------------------------------------------------------------------------------------------------------------

(1)  Mr. Leach joined Covista on May 18, 2000.

(2) The amount shown includes a $250,000 bonus to Mr. Leach for the period from 05/01/00 to 04/30/01, but not paid until FY2002.

(3) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $5,500, Covista's group major medical benefit of $3,792 and $15,000 in reimbursement for certain relocation expenses.

(4) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan.

(5) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $346 and $15,000 in reimbursement for certain relocation expenses.

(6) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,740, Covista's group major medical benefit of $4,800 and $1,780 for the use of a Company's vehicle for non-business purposes.

(7) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,505; Covista company auto expenses of $1,780; and Covista's group major medical benefit of $4,800.

(8) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,460, $2,167 for the use of a Company's vehicle for non-business purposes and $4,800 for term life insurance premiums.

(9) The amount shown represents Covista's contributions under its 401(K) Deferred Compensation and Retirement Savings Plan of $4,518 and Covista's group major medical benefit of $5,120.

(10) The amount shown represents Covista's contribution under its 401(K) Deferred Compensation and Retirement Savings Plan.

         Compensation Pursuant to Plans
         ------------------------------

401(K) Savings and Investment Plan
----------------------------------

         On February 3, 1992, the Company adopted a 401 (K) Deferred Compensation and Retirement Savings Plan for eligible hourly and salaried employees, including officers, who may elect to contribute, subject to Internal Revenue Code limitations, from 1% to 15% of their wages and salaries. The contributions are currently invested in any one of six investments funds, each of which has a different investment objective. An employee may contribute up to $10,000 per year, and the Company will match 50% of the first 6% of the employee's contribution

Option Plans
------------

         In October, 1996, Covista adopted its 1996 Stock Option Plan; in February, 2000 its 1999 Equity Incentive Plan; in February, 2002, its 2001 Equity Incentive Plan; and in December, 2002, its 2002 Equity Incentive Plan (the "Option Plans"). The Option Plans provide that certain options granted thereunder are intended to qualify as incentive stock options within the meaning of Section 422A of the United States Internal Revenue Code, while non-qualified options may also be granted under the Option Plans. Incentive stock options may be granted only to employees of Covista, while non-qualified options may be granted to non-executive directors, consultants and others as well as employees.

         The Option Plans may be administered by the Compensation Committee of Covista's Board of Directors. Covista has reserved for issuance 600,000 shares of Common Stock under the 1996 Option Plan, 750,000 shares of Common Stock under its 1999 Equity Incentive Plan, 900,000 under its 2001 Equity Incentive Plan and 750,000 under its 2002 Equity Incentive Plan.

         No option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, an option may be exercised only by him. In the event of termination of employment other than by death or disability, the optionee will have one month (subject to extension not to exceed an additional two months) after such termination during which he may exercise his option. Upon termination of employment of an optionee by reason of death or permanent total disability, his option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

         Options under the Option Plans must be granted within 10 years from the effective date of the respective Option Plan. Incentive stock options granted under the Option Plans cannot be exercised later than 10 years from the date of grant. Options granted under the Option Plans permit payment of the exercise price in cash or by delivery to Covista of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares.

         Any option which expires unexercised or that terminates upon an employee's ceasing to be employed by Covista become available again for issuance under the Option Plans.

         Currently there are 1,673,556 options outstanding of which 1,429,556 are exercisable at prices ranging from $2.00 to $20.45 per share and 1,326,444 are available for future option grants under the Option Plans.

                        OPTION GRANTS IN LAST FISCAL YEAR
                        ---------------------------------

          No options were granted to the executives of the Company during the fiscal year ended January 31, 2003.

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-End Option Values
                        ---------------------------------

     No options were exercised during the fiscal year ended January 31, 2003

         Compensation of Directors
         -------------------------

         For the fiscal year ended January 31, 2003, each director who was not an employee of Covista was entitled to receive a director's fee of $15,000 per year, and to be reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings. Messrs. Miller and Genet received $3,750 each and no other fees paid to the directors.

         Employment Contracts
         --------------------

         As Covista's Chief Executive Officer, Mr. Leach had a three-year employment agreement with Covista effective as of May 18, 2000, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2001. Pursuant to this agreement, Mr. Leach was also entitled to receive a signing bonus in the amount of $25,000 to cover relocation and other expenses. To date, Mr. Leach has been paid only $15,000 of this amount. Mr. Leach is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Mr. Leach's attainment of annual revenue and earnings targets as well as management goals set by the Board of Directors. Mr. Leach was guaranteed a minimum bonus payment of $150,000 during the first year of this agreement. Mr. Leach's contract was extended until May 18, 2004.

         In connection with his appointment as Chief Executive Officer of Covista, Mr. Leach was granted an option under Covista's 1996 Stock Option Plan to purchase 288,000 shares of Covista Common Stock. The option granted to Mr. Leach was scheduled to vest over a period of three years, in six equal semi-annual installments, the first of which commenced on November 18, 2000. The exercise price for the option was $14.25 and was based on the fair market value of the Covista Common Stock on the date of the grant, and the options expire after ten years. According to the agreement, in the event that the Covista Common Stock did not close at or above $14.25 for at least 20 consecutive trading days between May 18, 2000 and May 18, 2001, a new exercise price would be calculated based on the average closing price of the Covista Common Stock for the 40 trading days prior to May 18, 2001. In lieu of adjusting the exercise price of Mr. Leach's options in the manner provided in his employment agreement, on February 1, 2001 Covista granted to Mr. Leach an option to purchase 288,000 shares of Covista Common Stock, vesting over a period of three years, in six equal semi-annual installments, the first of which commenced on August 1, 2001. The exercise price for the option is $2.00 per share and is based on the fair market value of the Covista Common Stock on the date of grant. The option expires after a term of ten years.

         As Covista's Chief Operating Officer, Mr. Alward had a two-year employment agreement effective as of March 29, 2001, pursuant to which Mr. Alward was paid an annual base salary of $250,000. Pursuant to this agreement, Mr. Alward received a signing bonus in the amount of $24,000. Mr. Alward is also entitled to receive an annual bonus in an amount not to exceed 100 percent of his then effective base salary, based upon Covista's attainment of annual revenue and earnings targets as well as management goals set by the Board of Directors. Mr. Alward's agreement provides that he shall receive the same percentage bonus as Mr. Leach. Mr. Alward is guaranteed a minimum bonus payment of $125,000 for each year of this agreement. Mr. Alward's contract was extended to March 29, 2004.

         In connection with his appointment as Chief Operating Officer of Covista, Mr. Alward was granted an option Under Covista's 2001 Equity Incentive Plan to purchase 250,000 shares of Covista Common Stock. The option granted to Mr. Alward vests over a period of five years, in ten equal semi-annual installments, the first of which commenced on September 29, 2001. The exercise price for the option is $2.00. By reason of provisions contained in the Option Agreement, the option is now fully vested.

Compensation Committee Interlocks and Insider Participation

         Jay J. Miller, a director of Covista, provided various legal services for Covista during fiscal 2003. In fiscal 2003, Covista paid $57,481 to Mr. Miller for services rendered and accrued during fiscal 2003. As of January 31, 2003, Covista had invoices payable to Mr. Miller totaling $41,085. Covista believes that Mr. Miller's fees were reasonable for the services performed and were no less favorable to Covista than could have been obtained from an unrelated third party.

Report on Executive Compensation

         The following report describes the policies pursuant to which compensation was paid to executive officers of Covista for performance during the fiscal year ended January 31, 2003.

         Compensation Philosophy and Approach. Generally, Covista seeks to attract, retain and motivate its executive officers through a combination of base salary, incentive awards based upon individual performance, stock option awards under the Company's Option Plans and otherwise. The Board of Directors believes that a substantial portion of the aggregate annual compensation of each executive officer should be influenced by the performance of Covista and the individual contribution of the executive officer.

         Base Salaries. The Board of Directors believes that the base salaries of Covista's executive officers for fiscal 2003 were in line with those for comparable positions within the telecommunications service and similar industries. However, Covista has placed significant emphasis on incentive awards and stock option grants as a means of motivating and rewarding its management. The Board of Directors believes that this strategy provides optimal incentives for management to create long-term stockholder value.

         Incentive Compensation Payments. In addition to base pay, some of Covista's senior executives (including its Chief Executive Officer) are eligible to receive bonuses and stock option awards. Bonuses and stock options may be awarded, based upon the individual performance of each executive officer at the sole discretion of the Board of Directors. During, Fiscal Year 2003, Mr. Leach received a bonus of $150,000 and Mr. Alward received a bonus of $125,000.

         Compensation of the Chief Executive Officer. The compensation policies applicable to Covista's Chief Executive Officer are similar to those applicable to Covista's other executive officers. Mr. Leach had a three-year employment agreement with Covista expiring in May 18, 2003, which agreement was extended until May 18, 2004, pursuant to which Mr. Leach was paid base salary at the rate of $300,000 per annum during fiscal 2003. For details, see "Employment Contracts" above.

         The Board of Directors believes that the overall compensation packages provided to Covista's Chief Executive Officer compares favorably with compensation paid for similar positions in the telecommunications service and similar industries. Stock option grants were intended to provide a mechanism for the Chief Executive Officer, along with other senior executive officers of Covista, to benefit directly from the Company's performance.

Thus, a substantial portion of the Chief Executive Officer's total compensation is tied directly to the creation of stockholder value.

                                              Respectfully Submitted

                                              THE COMPENSATION COMMITTEE

                                              Henry G. Luken, III
                                              Jay J. Miller

Stock Performance Chart

The following chart graphs the performance of the cumulative total return to Covista's stockholders (stock price appreciation), assuming the reinvestment of dividends, during the previous five years in comparison to returns of the NASDAQ Stock Market (U.S.) Index and a peer group index. The chart assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Covista Common Stock, the NASDAQ Stock Market (U.S.) Index and the peer group. The peer group index used is the NASDAQ Telecommunications Stock Index (the "Peer Group").

[PERFORMANCE GRAPH OMITTED]


                          COVISTA COMMUNICATIONS, INC.

                                     [Graph]
                             Covista        NASDAQ (US)       Peer Group
           1998              100              100               100
           1999              117.949          156.494           178.767
           2000              100.855          244.121           275.728
           2001              10.470           171.058           148.004
           2002              47.521           120.132           66.311
           2003              24.376           82.779            39.106

The stock price performance depicted in the above graph is not necessarily indicative of future price performance.

Section 16(a) Compliance

Section 16(a) of the Securities Exchange Act requires Covista's executive officers and directors, and persons that own more than ten percent of Covista's common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish Covista with all copies of the forms they file pursuant to Section 16(a).

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Covista believes that during the fiscal year ended January 31, 2003 all filing requirements were complied with in a timely fashion.

              RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
              -----------------------------------------------------

         The Board of Directors of Covista, upon the recommendation of its Audit Committee, has appointed Deloitte & Touche LLP to serve as independent public accountants for Covista for the fiscal year ending January 31, 2004, subject to ratification by Covista's shareholder's. Prior to taking this action, the Audit Committee and Board considered the performance of Deloitte & Touche LLP in such capacity since its original retention in 1962, its independence with respect to services to be performed and professional reputation. If shareholders fail to ratify such selection, the Board would reconsider the appointment. A representative of Deloitte & Touche LLP shall be present at the Annual Meeting to respond to appropriate questions and make a statement, if such representative desires.

         Assuming the presence of a quorum at the meeting, the affirmative vote of the holders of a majority of the Covista shares present at the meeting in person or by proxy is required to ratify the selection of the auditors. The Board of Directors recommends that you vote for the ratification of the selection of Deloitte & Touche LLP as Covista's independent auditors.

                                  PROPOSALS OF
                                  ------------
                      SHAREHOLDERS FOR 2004 ANNUAL MEETING
                      ------------------------------------

         Proposals of shareholders intended to be presented for action at the 2004 Annual Meeting of Shareholders must be received at the Company's offices not later than May 15, 2004 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The provisions under Rule 14a-8 of the Securities Exchange Act of 1934 shall apply to any such submission.

                                  ANNUAL REPORT
                                  -------------

         The Annual Report of the Company for the fiscal year ended January 31, 2003, including financial statements, is being mailed to shareholders together with this Proxy Statement. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.

                       VOTING AND SOLICITATION OF PROXIES
                       ----------------------------------

         The solicitation of proxies in the accompanying form is made by the Company's Board of Directors, and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy materials to their principals.

         As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented to the Meeting. In the event any other matter is properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

         It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are asked to execute and return your proxy in the enclosed, postage prepaid, envelope.

         By Order of the Board of Directors.

                                                     Thomas P. Gunning,

November 13, 2003                                    Secretary

                                   APPENDIX A
                          COVISTA COMMUNICATIONS, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                          COVISTA COMMUNICATIONS, INC.

                           I. AUDIT COMMITTEE PURPOSE

The Audit Committee of the Board of Directors of Covista Communications, Inc. (the "Company") is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

     o Monitor the independence and performance of the Company's independent auditors.

     o Provide an avenue of communication among the independent auditors, management and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibility and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting and other consultants or experts it deems necessary in the performance of its duties.

                   II. AUDIT COMMITTEE COMPOSITION AND MEETING

Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board of Directors on recommendation of a nominating committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

The Audit Committee shall meet at least three times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

                III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

                                Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the Charter annually to the Board of Directors for approval and have the document published at least every three years in accordance with the Securities and Exchange Commission regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In collaboration with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors, together with managements responses, including the status of previous recommendations.

                              Independent Auditors

4. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

5. Approve the fees and other significant compensation to be paid to the independent auditors.

6. On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that may impair the auditors' independence.

7. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

8. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees generally in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards No. 61.

9. Consider the independent auditors' judgment about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

                                Legal Compliance

10. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

                     Other Audit Committee Responsibilities

11. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

12. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

13. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                       Other Optional Charter Provisions:

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15.  Periodically perform self-assessment of Audit Committee performance.

16. Review financial and accounting personnel succession planning within the Company.

17. Annually review policies and procedures as well as audit results associated with directors' and officers' expense accounts and perquisites. Annually review a summary of directors' and officers' related party transactions and potential conflicts of interest.

                                   Appendix 1

                          COVISTA COMMUNICATIONS, INC.
                                      2003
                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints A. JOHN LEACH and THOMAS P. GUNNING, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all stock of the undersigned in COVISTA COMMUNICATIONS, INC, at the 2003 Annual Meeting of Shareholders, to be held on December 16, 2003 at 10:00 A.M. EST at 721 Broad St., Chattanooga, TN 37402 or at any adjourned session thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote upon the following matters, more fully described in the accompanying Proxy
Statement:

     (1)  Election of Directors

                 The election of eight directors to serve for a term of one year and until their successors are duly elected and qualified:

                 ( ) FOR all nominees (except     ( ) WITHHOLD AUTHORITY
                     as authority is withheld         to vote for all nominees
                     by striking a line through
                     the nominee's name)

                     Kevin Alward                 Henry Luken III
                     Leon Genet                   W. Thorpe McKenzie
                     Donald Jones                 Nicholas Merrick
                     A. John Leach                Jay J. Miller

     (2) Ratification of the selection of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2004.

                 ( ) FOR                          ( ) AGAINST

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE PROPOSAL SET FORTH IN (2) ABOVE, AND, IN THEIR DISCRETION, AS TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

Dated:____________________, 2003

                                                --------------------------------

                                                --------------------------------
                                                Signature(s) of Shareholder(s)

Please sign exactly as name or names appear hereon. Kindly sign and return this proxy immediately. No postage required if mailed in the United States in the accompanying envelope.

                 THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT